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                                                                    EXHIBIT 23.1

         INDEPENDENT AUDITORS' CONSENT

         Board of Directors and Stockholders
         Reinsurance Group of America, Incorporated:

         We consent to the incorporation by reference in Registration Statements Nos. 333-51777, 333-74104, 333-74104-01 and 333-74104-02 on Form S-3,
         Post-Effective Amendment No. 2 to Registration Statements Nos. 333-55304, 333-55304-01 and 333-55304-02 on Form S-3, and Registration
         Statements Nos. 333-62274 and 333-27167 on Form S-8 of Reinsurance Group of America, Incorporated and subsidiaries of our report dated January 31, 2002 appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 2001.

         /s/ Deloitte & Touche LLP

         St. Louis, Missouri
         March 18, 2002